UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ADCARE HEALTH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076
Dear AdCare Shareholders:
It is my pleasure to invite you to this year’s Annual Meeting of Shareholders, which will be held on Friday, August 8, 2014, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia, at 10:00 a.m., local time. We look forward to personally seeing as many of our shareholders as possible.
The Notice of 2014 Annual Meeting of Shareholders and the accompanying proxy statement provide information concerning matters to be considered and voted on at the Annual Meeting. At the Annual Meeting, we also will report on our operations and other matters of current interest to our shareholders and respond to appropriate questions.
I understand that most of our shareholders are unable to attend the Annual Meeting in person. However, it is important that your shares of common stock be represented and voted at the Annual Meeting. Whether or not you plan to attend, you can be sure your shares of common stock are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.
Thank you for your continued interest in AdCare.

Sincerely,
/s/DAVID A. TENWICK
David A. Tenwick
Chairman of the Board

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 8, 2014

DATE AND TIME......................	Friday, August 8, 2014, at 10:00 a.m., local time
PLACE........................................	The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia
ITEMS OF BUSINESS..............
• To elect two Class I directors to serve until the Annual Meeting of Shareholders to be held in 2017, or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014; and
• To transact such other business as may properly come before the Annual Meeting and any adjournments and postponements thereof.
RECORD DATE.......................
June 25, 2014. Only shareholders of record of the common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ANNUAL REPORT....................	Our Annual Report on Form 10-K for the year ended December 31, 2013, accompanies the proxy statement.
PROXY VOTING.......................	Even if you plan to attend the Annual Meeting in person, please promptly vote in one of the following ways so that your shares of common stock may be represented and voted at the Annual Meeting:

1. Call the toll-free telephone number shown on the enclosed proxy card;
2. Vote via the Internet on the website shown on the enclosed proxy card; or
3. Mark, sign, date and return the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting to be Held on August 8, 2014:  This notice, the accompanying proxy statement, a form of proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are available free of charge at www.cstproxy.com/adcarehealth/2014.

By Order of the Board of Directors,
/s/ RONALD W. FLEMING
Ronald W. Fleming
Corporate Secretary
Roswell, Georgia

Roswell, Georgia
June 27, 2014

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING............................................	1
PROPOSAL 1: ELECTION OF DIRECTORS..............................................................................	7
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................	9
BOARD MATTERS AND CORPORATE GOVERNANCE...........................................................	10
Incumbent Directors.......................................................................................................................	10
Arrangements with Directors Regarding Election/Appointment...................................................	11
Director Independence....................................................................................................................	12
Committees of the Board of Directors............................................................................................	13
Role of Compensation Consultant..................................................................................................	14
Director Attendance at Board of Director, Committee and Annual Shareholder Meetings...........	15
Board Leadership...........................................................................................................................	15
Director Nomination Process.........................................................................................................	15
Board Diversity..............................................................................................................................	16
Risk Oversight................................................................................................................................	16
Code of Ethics................................................................................................................................	17
Communication with the Board of Directors and its Committees.................................................	17
DIRECTOR COMPENSATION........................................................................................................	18
Director Compensation and Reimbursement Arrangements..........................................................	18
Director Compensation Table.........................................................................................................	18
Consulting Arrangements...............................................................................................................	20
Deferred Compensation Plan..........................................................................................................	21
EXECUTIVE COMPENSATION......................................................................................................	22
Executive Officers..........................................................................................................................	22
Executive Compensation Tables.....................................................................................................	22
Employment and Separation Agreements......................................................................................	25
Stock Incentive Plan.......................................................................................................................	27
Retirement Programs......................................................................................................................	28
Frequency of Say-On-Pay..............................................................................................................................	28
AUDIT COMMITTEE MATTERS...................................................................................................	28
Audit Committee Report................................................................................................................	28
Fees and Services of Our Independent Registered Public Accounting Firm.................................	29
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...............................	30
Related Party Transactions.............................................................................................................	30
Approval of Related Party Transactions.........................................................................................	36
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS.............................................................................................................................................	37
Beneficial Ownership.....................................................................................................................	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................	39
ADDITIONAL INFORMATION.......................................................................................................	39
Other Business for Presentation at the Annual Meeting................................................................	39
2013 Annual Report.......................................................................................................................	40
Shareholder Proposals for Inclusion in the 2015 Proxy Statement................................................	40
Procedures for Business Matters and Director Nominations for Consideration at the 2015 Annual Meeting of Shareholders....................................................................................................	40

June 27, 2014
ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
AdCare Health Systems, Inc. is furnishing this proxy statement in connection with the solicitation by its Board of Directors (the “Board of Directors”) of proxies for our 2014 Annual Meeting of Shareholders and any adjournments and postponements thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of 2014 Annual Meeting of Shareholders. The Annual Meeting will be held on Friday, August 8, 2014, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.W., Atlanta, Georgia, at 10:00 a.m., local time. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
Proxies are being solicited by the Board of Directors to give all shareholders of record and entitled to vote at the Annual Meeting an opportunity to vote on the proposals to be presented at the Annual Meeting, even if they cannot attend the Annual Meeting in person. David A. Tenwick, our Chairman of the Board, Interim Chief Executive Officer and President, and Ronald W. Fleming, our Chief Financial Officer (together, the “Proxy Holders”), will vote the shares represented by the proxies at the Annual Meeting in the manner indicated by the proxies.
As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of 2014 Annual Meeting of Shareholders, this proxy statement, a form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”) are available free of charge at www.cstproxy.com/adcarehealth/2014. We expect to mail this proxy statement and accompanying form of proxy card to shareholders of record beginning on or before July 1, 2014.
Unless the context otherwise requires, all references in this proxy statement to “AdCare,” the “Company,” “we,” “us,” and “our” refer to AdCare Health Systems, Inc. and its consolidated subsidiaries.
Who is entitled to vote on the proposals discussed in this proxy statement?

You are entitled to vote if you were a shareholder of record of AdCare’s common stock (the “common stock”) at the close of business on June 25, 2014 (the “record date”). Your shares of common stock can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
What constitutes a quorum for the Annual Meeting?
The holders of one-third of the outstanding shares of common stock at the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. At the close of business on the record date, there were issued and outstanding 17,512,917 shares of common stock. Shares of common stock represented by valid proxies received but marked as abstentions or as withholding voting authority, and shares of common stock represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, then we may adjourn or postpone the Annual Meeting until a quorum is present. The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the Annual Meeting.
How many votes am I entitled to for each share of the common stock I hold?
Each share of common stock is entitled to one vote on each of the two director nominees and one vote on each other matter to be voted on at the Annual Meeting.
What proposals will require my vote?
You are being asked to vote on the following proposals:

•
Election of two Class I directors to serve until the Annual Meeting of Shareholders to be held in 2017, or until their successors are duly elected and qualified or until their earlier death, resignation or removal (“Proposal 1”);

•	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2014 (“Proposal 2”); and

•	The transaction of any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Your proxy will give the Proxy Holders the authority to vote in their discretion on any other business properly coming before the Annual Meeting or any adjournments or postponements thereof.
What vote is required to approve each proposal, and how will my vote be counted?
Proposal 1:    Election of Directors
The two director nominees receiving the highest number of “FOR” votes cast at the Annual Meeting will be elected to serve as Class I directors. This number is called a “plurality.” Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote with respect to Proposal 1.

Proposal 2:	Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm
To ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014, the votes cast “FOR” Proposal 2 must exceed the votes cast “AGAINST” Proposal 2. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to Proposal 2.
How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?
If any matter that is not described in this proxy statement should properly come before the Annual Meeting, then the Proxy Holders will vote the shares represented by valid proxies in their discretion At the time this proxy statement was printed, management was unaware of any other matters that might be properly brought for shareholder action at the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:

•	“FOR” election as Class I directors of each of the two director nominees named in this proxy statement; and

•	“FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014.

How do I vote?
If you are a shareholder of the common stock of record, meaning that your shares of common stock are registered directly in your name and are not held through a broker, bank or other nominee, then you have four voting options. You may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;

•	Vote on the Internet on the website shown on the proxy card;

•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or

•	Vote in person at the Annual Meeting.
Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.
If you are a beneficial holder of common stock, meaning that your shares of common stock are held through a broker, bank or other nominee, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

What is the difference between a shareholder of record and a beneficial holder of shares?
If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are considered a shareholder of record with respect to those shares. Shareholders of record will receive proxy materials, including a proxy card, by mail.
If your shares of common stock are held in “street name” through a broker, bank or other nominee, then you are the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As a beneficial holder of shares, you have the right to direct how your broker, bank or other nominee votes your shares.
If your shares of common stock are held in street name, through a broker, bank or other nominee, then to be able to vote your shares in person at the Annual Meeting you must obtain a legal proxy from your bank, broker or nominee that specifies the number of shares of common stock you owned at the close of business on the record date and bring the legal proxy with you to the Annual Meeting.
I am a beneficial holder. How are my shares voted if I do not return voting instructions?
Your shares of common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The proposal ratifying the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014, is considered a routine matter. The election of directors is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.
What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?
If you are a shareholder of record and sign and return your proxy card or complete the Internet or telephone voting procedure, but do not specify how you want to vote your shares, then we will vote them as follows:

•	“FOR” the election as Class I directors of each of the two director nominees named in this proxy statement; and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014.
Can I change my vote or revoke my proxy?

If you are a shareholder of record, then you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy card or attending the Annual Meeting and voting in person. If you are a shareholder of record, then you can revoke your proxy by delivering a written notice of your revocation to the Corporate Secretary at AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.
Who will count the votes?
A representative of Continental will act as the inspector of elections and count the votes.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, it means that you have multiple accounts holding shares of common stock with brokers, banks, other nominees or our transfer agent. You will need to vote separately with respect to each set of proxy materials that you receive. Please vote all of the shares you own.
What do I need to do if I want to attend the Annual Meeting?
You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to shareholders of the common stock or their designated representatives. If your shares are held by a bank or broker, then you must bring your bank or broker statement evidencing your beneficial ownership of common stock as of the record date to gain admission to the Annual Meeting. We reserve the right to limit the number of designated representatives who may attend the Annual Meeting.
Who is soliciting proxies?
The Board of Directors is soliciting your proxy. The expense of preparing and printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Solicitation will be made principally by mail. In addition to soliciting shareholders by mail, we will request banks, brokers and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial owners of the common stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. We may use the services of our directors, officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.
Are you “householding” for shareholders sharing the same address?
We are sending only one 2013 Annual Report and one proxy statement to shareholders who share a single address. This is known as “householding.” However, if a shareholder of record residing at such an address wishes to receive a separate 2013 Annual Report or this proxy statement, he or she may contact Continental Stock Transfer by phone at (917) 262-2373, by e-mail at www.proxy@continentalstock.com or by mail at the following address: 17 Battery Place, New York, New York 10004. Shareholders of record who receive multiple copies of the 2013 Annual Report or this proxy statement may request householding by contacting Continental Stock Transfer using the preceding options. Beneficial holders who own shares of common stock through a broker, bank or other nominee may request householding by contacting the holder of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 8, 2014: The proxy statement and the 2013 Annual Report are available free of charge at www.cstproxy.com/adcarehealth/2014.

PROPOSAL 1:
ELECTION OF DIRECTORS
Number of Directors; Terms of Office

Our Bylaws provide that the number of directors shall be no less than three and no greater than 12 as may be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at six. Our Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, each of which shall be as nearly equal in number of directors as possible. The members of each class are elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders following their election. The term of office of the current Class I directors expires at the Annual Meeting. The terms of office of the Class II and Class III directors expire at the Annual Meeting of Shareholders to be held in 2015 and 2016, respectively.
Director Nominees
The two director nominees identified below have been nominated by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), for election at the Annual Meeting to the Board of Directors as Class I directors to serve until the Annual Meeting of Shareholders to be held in 2017, or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Also set forth below is, as of June 25, 2014, certain biographical information for each of the director nominees, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that each such individual should serve as a director.

Name	Age	Position Currently Held With the Company	Nominees for Class I Director with Term Expiring
Christopher F. Brogdon	65	Vice Chairman of the Board; Class III Director; Consultant(1)	2017
Michael J. Fox	36	Class I Director	2017

(1)
Christopher F. Brogdon was elected as a Class III director at the Annual Meeting of Shareholders held in 2013. We are now asking that he be reelected and reclassified as a Class I director to ensure that the number of directors in each of Class I, Class II and Class III is as nearly equal in number as possible, in accordance with our Articles of Incorporation and Bylaws. Mr. Brogdon’s reelection and reclassification will result in the extension of his term as a director for one additional year.

Christopher F. Brogdon. Mr. Brogdon has served as a director since September 2009. Mr. Brogdon currently serves as the Company’s Vice-Chairman and a consultant to the Company. Previously, Mr. Brogdon served as the Company’s Chief Acquisition Officer from September 2009 through December 2012. Mr. Brogdon has been primarily responsible for directing the Company’s acquisition strategy. Mr. Brogdon brings to AdCare more than 20 years of experience in the nursing home, assisted living and retirement community. Mr. Brogdon currently also serves as a director and President of Global Healthcare REIT, Inc., which owns skilled nursing facilities which are leased to third party operators and which is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Since 1998, Mr. Brogdon has owned and operated Brogdon Family LLC, which owns and operates nursing homes, assisted living facilities and restaurants. Mr. Brogdon previously served as Chairman of the Board of NYSE-listed Retirement Care Associates and Chairman of the Board of NASDQ-listed Contour Medical. Mr. Brogdon’s extensive background with public companies and his experience in nursing home development, acquisitions and mergers, as well as his experience in financing those activities, provides experience that the Nominating Committee and the Board of Directors consider valuable.
Michael J. Fox. Mr. Fox has served as a director since October 2013. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC (“Park City”), an equity hedge fund he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan Securities, where he finally served as a Senior Analyst and Vice President. In this position, Mr. Fox served as the head of JPMorgan’s Business Services Equity Research Group that covered 16 companies, including commercial real estate services, construction services, uniform rental services and staffing services. Mr. Fox received his Bachelor of Business Administration (B.B.A.) degree from Texas Christian University. Mr. Fox’s expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the Nominating Committee and the Board of Directors consider valuable. For a description of the arrangements between us and Mr. Fox regarding his election as a director, see “Board Matters and Corporate Governance-Arrangements with Directors Regarding Election/Appointment.”
Vote Required; Recommendation of the Board of Directors
The two director nominees receiving the highest number of “FOR” votes cast at the Annual Meeting will serve as Class I directors until the Annual Meeting of Shareholders to be held in 2017, or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote on Proposal 1. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” the election to the Board of Directors as Class I directors of each of the two director nominees named above. If any director nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors, however, has no reason to believe that any director nominee will not be able to serve if so elected.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors as Class I directors of each of the nominees named above.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2014. Although shareholder ratification of the appointment of KPMG is not required, the Board of Directors believes that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders should not ratify the appointment of KPMG, then the Audit Committee will reconsider the appointment. For a description of the fees paid to KPMG, see “Audit Committee Matters-Fees and Services of Our Independent Registered Accounting Firm.”
One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2014, requires that the votes cast in favor of Proposal 2 exceed the votes cast against Proposal 2. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote on Proposal 2. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” the ratification of the appointment of KPMG.

The Board of Directors recommends a vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2014.

BOARD MATTERS AND CORPORATE GOVERNANCE
Incumbent Directors
The Board of Directors currently consists of six directors. At December 31, 2013, the Board of Directors consisted of ten directors. Jeffrey L. Levine, Joshua J. McClellan and Gary L. Wade stepped down from the Board of Directors effective January 1, 2014, and Boyd P. Gentry stepped down from the Board of Directors effective June 1, 2014. Set forth below is, as of June 25, 2014, certain biographical information for each of our directors with terms expiring after the Annual Meeting, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that each individual should serve as a director.
Incumbent Directors - Class II (Term Expiring 2015)
Philip S. Radcliffe. Mr. Radcliffe, age 77, has served as a director since our organization was founded in August 1991. Mr. Radcliffe has spent his career in the industrial computer industry. Through the 1960s, Mr. Radcliffe was employed by IBM and then The Westinghouse Electric Company in their Computer and Instruments Division. Mr. Radcliffe next became an entrepreneur and participated in the startup of an industrial systems integration supplier. Mr. Radcliffe served as the Chief Financial Officer of this company and led the effort in the company becoming public and directed all SEC reporting requirements. In 1980, Mr. Radcliffe started his own virtual company in the Washington, DC area providing turnkey data acquisition and control systems to industry and the government. Since 1992, Mr. Radcliffe has assisted several early-stage high-tech companies in developing their business plan, locating funds and providing oversight and mentoring. Since 1970, Mr. Radcliffe has served on the boards of directors of several private and public companies. Mr. Radcliffe has served as a mentor for the Dingman School of Entrepreneurship, affiliated with the University of Maryland School of Business. Mr. Radcliffe received his Bachelor’s Degree from Baldwin Wallace College in 1959. Mr. Radcliffe’s expertise and background in information technology and in founding and advising start-up companies and helping them transition to public SEC reporting companies provides experience that the Nominating Committee and the Board of Directors consider valuable.
David A. Tenwick. Mr. Tenwick, age 76, is our founder and has served as our Chairman and as a director since our organization was founded in August 1991. On May 29, 2014, the Board of Directors appointed Mr. Tenwick to serve as the Company’s Interim Chief Executive Officer and President, effective June 1, 2014, in connection with Mr. Gentry stepping down from his position as the Company’s Chief Executive Officer and President and from his position as a member of the Board of Directors. Prior to founding our Company, Mr. Tenwick was an independent business consultant from 1982 to 1990. In this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company; AmeriCare Health & Retirement, Inc., a long-term care management company; and Circle K Corporation, a convenience store chain. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company that invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick earned his Bachelor of Business Administration (B.A.) and Juris Doctor (J.D.) degrees from the University of Cincinnati in 1960 and 1962, respectively. Mr. Tenwick’s tenure with the Company and legal and business background provide experience that the Nominating Committee and the Board of Directors consider valuable.

Incumbent Directors - Class III (Term Expiring 2016)
Peter J. Hackett. Mr. Hackett, age 76, has served as a director since May 2005. Mr. Hackett is a certified public accountant who received his Bachelor of Arts (B.A.) degree from the University of Notre Dame and his Master of Arts (M.A.) degree from The Ohio State University in 1959 and 1965, respectively. Mr. Hackett worked as an auditor and was a stockholder in the accounting firm of Clark, Schaefer, & Hackett & Co. from 1962 to 2003. Mr. Hackett served as the Chief Executive Officer of Clark, Schaefer, & Hackett & Co. from 1991 to 1999 and was Chairman from 1999 to 2003. Since 2003 until present, Mr. Hackett has acted as a consultant for Clark, Schaefer, & Hackett & Co. Mr. Hackett is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Hackett was a member of the board of directors of Mercy Medical Center from 1972 to 1995. Mr. Hackett is also involved in numerous civic and charitable affiliations in the Springfield, Ohio area. Mr. Hackett’s extensive financial and auditing background provides experience that the Nominating Committee and the Board of Directors consider valuable.
Laurence E. Sturtz. Mr. Sturtz, age 71, has served as a director since June 2005. Mr. Sturtz is a retired attorney at law. He received his Bachelor of Arts (B.A.) degree in Economics and his Juris Doctor (J.D.) degree from The Ohio State University in 1964 and 1967, respectively. Mr. Sturtz was a prominent trial lawyer in Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002. Mr. Sturtz left the private practice of law for six years, from 1982 to 1988, during which time he served as Vice President and General Counsel, and then President and Chief Executive Officer, of Strata Corporation, a public company based in Columbus, Ohio. In 1988, Mr. Sturtz returned to the private practice of law and became the senior litigator with the firm of Carlile Patchen & Murphy LLP. Mr. Sturtz was admitted to practice before the United States Supreme Court and had five cases before the Court during the course of his career. Mr. Sturtz has served as a director of Advanced Biological Marketing, Inc. since 2005, and was Chairman of the Board of The Language Access Network from March 2006 until December 2007. Mr. Sturtz currently works as a mediator and arbitrator in Florida and Ohio. Mr. Sturtz’s extensive legal experience, management background and experience with public companies provides experience that the Nominating Committee and the Board of Directors consider valuable.
Arrangements with Directors Regarding Election/Appointment
On October 1, 2013, we entered into a letter agreement (the “Fox Agreement”) with Park City and Mr. Fox. Pursuant to the Fox Agreement, effective October 1, 2013, the Board of Directors increased the size of the Board of Directors by one member and appointed Mr. Fox as a director of the Company to fill the vacancy created thereby for a term that expired at the Annual Meeting of Shareholders held in 2013. We also agreed: (i) to include Mr. Fox in our slate of nominees for election as a Class I director at the Annual Meeting of Shareholders held in 2013 to hold office until the Annual Meeting; and (ii) to use our reasonable best efforts to cause the re-election of Mr. Fox to the Board of Directors as a Class I director at the Annual Meeting of Shareholders held in 2013. Mr. Fox was reelected as a Class I director at the Annual Meeting of Shareholders held in 2013.
Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board of Directors as a nominee of the Board of Directors, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the “Voting Securities”) and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Exchange Act, is “controlling,” “controlled by” or “under common control with” Park City (the “Park City Group”), is voted in favor of each of the Board of Directors’ nominees to the Board of Directors at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board of Directors.
In addition, for so long as Mr. Fox serves on the Board of Directors as a nominee of the Board of Directors, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:
(i) solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;
(ii) seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the Board of Directors;
(iii) make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and
(vi) except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.
Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board of Directors as a nominee of the Board of Directors, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the Board of Directors, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the Board of Directors (which agreement shall remain in effect after Mr. Fox leaves the Board of Directors). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board of Directors, to trade in any of our securities during any blackout period imposed by us.
Director Independence
The NYSE MKT listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE MKT rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the Board of Directors affirmatively determined that at all times during the year ended December 31, 2013, the following directors, constituting a majority of our directors, were independent within the meaning of applicable NYSE MKT rules: Messrs. Hackett, Levine, McClellan,

Radcliffe and Sturtz. Messrs. McClellan and Levine stepped down from the Board of Directors effective January 1, 2014.
The Board of Directors also affirmatively determined that at all times since January 1, 2014, the following directors, constituting a majority of our directors, were independent directors within the meaning of applicable NYSE MKT rules: Messrs. Fox, Hackett, Radcliffe and Sturtz. Further, the Board of Directors affirmatively determined that at all times since his appointment as a director in October 2013, Mr. Fox was an independent director within the meaning of applicable NYSE MKT rules. For purposes of determining the independence of Mr. Fox, the Board of Directors considered participation by an affiliate of Mr. Fox in a private placement transaction of unsecured subordinated convertible promissory notes issued by us on March 28, 2014, with a conversion price greater than the greater of the book or market value of the common stock at the time we entered into a definitive agreement to issue such notes. See “Certain Relationships and Related Party Transactions-Related Party Transactions-Park City Capital.”
Committees of the Board of Directors
The Board of Directors has four standing committees that assist it in carrying out its duties-the Audit Committee, the Executive Committee (the “Executive Committee”), the Compensation Committee (the “Compensation Committee”) and the Nominating Committee. Each member of the Audit Committee, the Executive Committee, the Compensation Committee and the Nominating Committee is independent under the listing standards of the NYSE MKT. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investors page of our website at www.adcarehealth.com and may also be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076. The following chart shows the membership of our standing committees, as of June 25, 2014.

Name	Audit Committee	Executive Committee	Compensation Committee	Nominating Committee(1)
David A. Tenwick		Chair
Christopher F. Brogdon		√
Michael J. Fox			√
Peter J. Hackett	Chair	√		√
Philip S. Radcliffe	√		Chair	√
Laurence E. Sturtz	√		√	Chair

(1)    The Nominating Committee was established in September 2013.
Audit Committee. The Audit Committee was established in 1995 in accordance with Section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management’s responses. The Board of Directors has determined that Mr. Hackett, the Audit Committee Chair, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

Compensation Committee. The Compensation Committee was established in 1995 and it is responsible for establishing our compensation plans. The Compensation Committee’s duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Compensation Committee approves the compensation of each senior executive and each member of the Board of Directors. In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer. The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee’s activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.
Executive Committee. The Executive Committee was established in 1991 in order to take actions necessary between the meetings of the Board of Directors. The Executive Committee is authorized to exercise all the powers of the Board of Directors and the management and business affairs of the Company, other than: (i) filling vacancies on the Board of Directors or any committee of the Board of Directors; and (ii) adopting, amending or repealing any provision of our Bylaws.
Nominating Committee. The Nominating Committee was established in September 2013 and it is responsible for evaluating and recommending to the Board of Directors qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board of Directors, developing corporate governance principles, recommending those principles to the Board of Directors and considering other matters pertaining to the size and composition of the Board of Directors.
Prior to September 2013, the Company did not have a standing Nominating Committee, and the independent directors on the Board of Directors selected nominees for election as directors by majority vote. In selecting such nominees, the independent directors did not operate pursuant to a charter.
Role of Compensation Consultant
In September 2013, the Compensation Committee engaged Sullivan Cotter and Associates, Inc. (“Compensation Consultant”), an independent compensation consulting firm, to advise the Compensation Committee on executive compensation and benefit matters. The Compensation Consultant was engaged directly by the Compensation Committee and it has the sole authority to review and approve the budget of the independent consultant. The Compensation Consultant does not advise, or provide any services to, our management or the Company and receives no compensation from us other than in connection with its engagement by the Compensation Committee.
The Compensation Consultant, with the assistance and approval of the Compensation Committee established the pool of comparable companies and/or industry comparisons to be employed to test the reasonability of any proposed 2014 Company compensation programs or policies for its non-employee directors and identified executive officers. The Compensation Consultant advised the Compensation Committee with respect to the level and mix (salary plus money incentive) of monetary compensation as well as reflect on the reasonability of existing stock awards to executive officers. The Compensation Consultant advised the Compensation Committee with respect to the level and sources of monetary compensations to the Chairman of the Board, Chairpersons of Committees of the Board and all independent Directors.

The Compensation Committee has analyzed whether the work of the Compensation Consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by the Compensation Consultant; (ii) the amount of fees from the Company paid to the Compensation Consultant as a percentage of the Compensation Consultant’s total revenue; (iii) Compensation Consultant policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Compensation Consultant with an executive officer of the Company; (v) any business or personal relationship with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual members of the Compensation Consultant staff or their immediate family members. The Compensation Committee determined, based upon its analysis of the above factors, that the work of the Compensation Consultant has not created any conflict of interest.
Director Attendance at Board of Director, Committee and Annual Shareholder Meetings
During 2013, the Board of Directors held 12 meetings and the Audit Committee, Executive Committee and Compensation Committee held eight, five and one meeting(s), respectively. The Nominating Committee was established in September 2013 and did not hold any meetings in 2013. Each director attended at least 75%, collectively, of the meetings of the Board of Directors and its committees on which he served during 2013. In addition, each director attended the Annual Meeting of Shareholders held in 2013, except for Mr. McClellan. Directors are expected to make reasonable efforts to attend our Annual Meetings of Shareholders.
Board Leadership
The Board of Directors does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be a management or non-management director. This approach allows the Board of Directors to elect the most qualified director to serve as Chairman and to appoint the most qualified person to serve as Chief Executive Officer, while preserving the flexibility to separate or combine the Chairman and Chief Executive Officer roles when necessary. The Board of Directors recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of the Company and its shareholders. To this end, the Board of Directors from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization.
On May 29, 2014, Mr. Gentry stepped down from his position as the Company’s Chief Executive Officer and President and from his position as a member of the Board of Directors, effective June 1, 2014. On May 29, 2014, the Board of Directors appointed Mr. Tenwick, the Chairman of the Board, to serve as the Company’s Interim Chief Executive Officer and President, effective June 1, 2014. The Board of Directors believes that combining the roles of Chairman and Chief Executive Officer is the most appropriate leadership structure for us at this time because Mr. Tenwick’s extensive experience with, and knowledge of, the Company provides for the most efficient and stable leadership for the Board of Directors and the Company while the Board of Directors searches for a new Chief Executive Officer and President. The Company does not have a lead independent director.
Director Nomination Process
With respect to the nomination process, the Nominating Committee responsibilities include reviewing the size and overall composition of the Board of Directors; developing criteria for identifying and selecting qualified individuals who may be nominated for election to the Board of Directors; making recommendations to the Board of Directors with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board of Directors the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board of Directors to fill vacancies.
The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE MKT listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating Committee. The Nominating Committee believes that continuity in leadership and tenure maximizes the Board of Directors’ ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board of Directors and its committees.
The Nominating Committee will consider the recommendations of shareholders regarding potential director candidates. Any shareholder who wishes to have the Nominating Committee consider a candidate for election by the Board of Directors is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a shareholder to nominate a potential director candidate, see “Additional Information-Procedures for Business Matters and Director Nominations for Consideration at the 2015 Annual Meeting of Shareholders.” A proposed nomination that does not comply with these procedures will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.
Board Diversity
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board of Directors as a whole. When identifying and recommending director nominees, the members of the Nominating Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board of Directors. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board of Directors that best serves the needs of the Company and its shareholders.
Risk Oversight
The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting our business strategy is a key part of the Board of Directors’ risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating Committee’s risk oversight responsibilities include selecting qualified nominees to be elected to the Board of Directors by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board of Directors. In addition, in setting compensation, the Compensation Committee strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.
Code of Ethics
We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investors page of our website at www.adcarehealth.com and also may be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.
Communication with the Board of Directors and its Committees
The Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, any of its committees or one or more individual directors, in care of the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076. Any correspondence addressed to the Board of Directors, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

DIRECTOR COMPENSATION
Director Compensation and Reimbursement Arrangements
Our independent directors are paid $6,000 per month plus an additional: (i) $1,500 per month if serving as a chairperson of one of the committees of the Board of Directors; and (ii) $500 per month if serving on more than one committee. Mr. Tenwick is paid $11,000 per month for his services as the Chairman of the Board of Directors.
On November 12, 2013, the Compensation Committee adopted a program, which was also approved by the entire Board of Directors, to replace certain cash compensation otherwise payable to our directors with equity compensation, thereby reducing the amount of cash compensation payable by us (the “Cash Compensation Reduction Program”). The Cash Compensation Reduction Program provides that: (i) director fees otherwise payable in cash to our independent directors for service on the Board of Directors will be paid 50% in cash and 50% in options to purchase common stock granted pursuant to the 2011 Stock Incentive Plan; and (ii) $50,000 of the compensation otherwise payable in cash to Mr. Tenwick for his service as Chairman of the Board of Directors will be paid in options to purchase common stock granted pursuant to the 2011 Stock Incentive Plan. The options will be granted on November 12th of each year in respect of compensation for the following calendar year and will have an exercise price equal to the fair market value (as defined in the 2011 Stock Incentive Plan) of the common stock on the date of grant. The options will vest with respect to 1/12 of the underlying shares of common stock on the last day of each month of the following calendar year, with vesting to be accelerated upon a change of control (as defined in the 2011 Stock Incentive Plan) as provided for in the 2011 Stock Incentive Plan and each option will have a value equal to the amount of cash compensation such option is intended to replace in respect of compensation for the following calendar year, with such value to be determined as of the date of grant and in accordance with the Black-Scholes-Merton option-pricing model. The Cash Compensation Reduction Program commenced with respect to compensation payable in respect of the year ending December 31, 2014.
Non-employee directors are reimbursed for travel and other out-of-pocket expenses for travel in connection with their duties as directors.
Director Compensation Table
The following table sets forth information regarding compensation paid to our non-employee directors during the year ended December 31, 2013. Except as otherwise noted below, directors who are employed by us do not receive any compensation for their activities related to serving on the Board of Directors.

Name(a)(1)	Fees earned or paid in cash (b)	Stock awards (c)(2)	Option awards (d)(3)		Non-equity incentive plan compensation (e)	Change in pension value and non- qualified deferred compensation earnings (f)	All other compensation (g)		Total
Christopher F. Brogdon	—	—	—		—	—	$335,000	(4)	$335,000
Michael J. Fox	$22,750	—	$39,000	(5)	—	—	—		$61,750
Peter J. Hackett	$101,600	—	$48,000	(6)	—	—	—		$149,600
Jeffrey L. Levine *	$80,300	—	—		—	—	—		$80,300
Joshua J. McClellan *	$67,000	—	—		—	—	—		$67,000
Philip S. Radcliffe	$97,600	—	$48,000	(6)	—	—	—		$145,600
Laurence E. Sturtz	$81,200	—	$48,000	(6)	—	—	—		$129,200
David A. Tenwick(7)	$125,167	—	$50,000	(8)	—	—	—		$175,167
Gary L. Wade *	$66,000	—	—		—	—	—		$66,000

(*)	Each of Messrs. Levine, McClellan and Wade resigned as directors of the Company effective January 1, 2014.

(1)
During the year ended December 31, 2013, Mr. Gentry was an employee of the Company, as well as a named executive officer, and did not receive any director compensation. See “Executive Compensation-Executive Compensation Tables” and “Executive Compensation-Employment and Separation Agreements-Boyd P. Gentry.” Mr. Brogdon has entered into a Consulting Agreement with the Company and does not receive any director compensation. See “Director Compensation-Consulting Arrangements.”

(2)
The amounts set forth in Column (d) reflect the full aggregate grant date fair value of the awards. See Note 13 to the Company’s Consolidated Financial Statements included in Part II, Item 8., “Financial Statements and Supplementary Data,” of the 2013 Annual Report for a description of the assumptions used to determine fair value.

(3)
The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2013, are shown below:

	As of December 31, 2013
	Number of Shares Subject to Outstanding Options or Warrants		Number of Shares of Unvested Restricted Stock
Director	Exercisable	Unexercisable
Christopher F. Brogdon	557,288	105,000(a)	31,500
Michael J. Fox	—	21,667(b)	—
Peter J. Hackett	14,204	26,667(c)	31,500
Jeffrey Levine	28,326	—	31,500
Joshua J. McClellan	10,500	—	31,500
Philip S. Radcliffe	35,967	26,667(c)	31,500
Laurence E. Sturtz	55,961	26,667(c)	31,500
David A. Tenwick	437,890	27,778(d)	31,500
Gary L. Wade	246,035	—	31,500

(a)	Represents an option granted to purchase 105,000 shares of common stock with an exercise price of $7.62 per share, which vests September 24, 2014.

(b)
Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 21,667 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

(c)
Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 26,667 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

(d)
Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 27,778 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

(4)
Represents (i) $135,000 paid to or earned by Mr. Brogdon in 2013 pursuant to his Consulting Agreement with the Company; and (ii) $200,000 paid to Mr. Brogdon as a bonus in respect of his services during 2012. See “Director Compensation-Consulting Arrangements.”

(5)	Represents an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 21,667 shares of common stock with an exercise price of $4.06 per share.

(6)	Represents an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 26,667 shares of common stock with an exercise price of $4.06 per share.

(7)
On May 29, 2014, the Board of Directors appointed Mr. Tenwick, the Chairman of the Board, to serve as the Company’s Interim Chief Executive Officer and President, effective June 1, 2014. For his service as the Company’s Interim Chief Executive Officer and President, the Board of Directors has agreed to pay Mr. Tenwick an additional $12,000 per month.

(8)	Represents an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 27,778 shares of common stock with an exercise price of $4.06 per share.
Consulting Arrangements
Mr. Brogdon served as our Chief Acquisition Officer from September 2009 through December 2012, although we did not enter into an employment agreement with him. We entered into a Consulting Agreement with Mr. Brogdon, dated December 31, 2012 (the “Original Brogdon Agreement”), which was subsequently amended on May 6, 2014 (as amended, the “Amended Brogdon Agreement”).
As compensation for his services under the Original Brogdon Agreement, Mr. Brogdon was entitled to receive: (i) $10,000 per month in year one of the agreement; (ii) $15,000 per month in year two agreement; and (iii) $20,000 per month in year three of the agreement. The Amended Brogdon Agreement eliminated the monthly payments to Mr. Brogdon and instead provides for an aggregate consulting fee equal to $400,000 (the “Consulting Fee”), paid or payable as described below.
Under the Amended Brogdon Agreement, Mr. Brogdon is entitled to receive a success fee of $25,000 (increased from $20,000 under the Original Brogdon Agreement) for each potential acquisition identified by Mr. Brogdon which the Company completes (the “Success Fee”); provided, however, that the Success Fee shall not exceed $160,000 in any calendar year without a majority vote of the Board of Directors.
The fee originally payable to Mr. Brogdon upon termination of the Original Brogdon Agreement without cause (approximately $550,000 for such termination prior to a change of control and approximately $1.1 million for such termination within six months after a change of control) was eliminated in the Amended

Brogdon Agreement. Instead, Mr. Brogdon will receive a fee of $500,000 if a change of control occurs on or before May 1, 2015 (the “Change of Control Fee”) and the Amended Brogdon Agreement has not been earlier terminated. If a change of control occurs after May 1, 2015, then no Change of Control Fee is payable. The Amended Brogdon Agreement will terminate immediately upon a change of control and the unpaid portion of the Consulting Fee, any accrued and unpaid Success Fee and the Change of Control Fee (if applicable) will be paid to Mr. Brogdon upon the closing of the change of control.
On May 6, 2014, the Company paid a one-time payment of $100,000 in respect of the Consulting Fee. The remainder of the Consulting Fee is payable in monthly payments of $15,000, which payments commenced on June 1, 2014, and will continue each month thereafter until the Consulting Fee is paid in full. Notwithstanding the foregoing, if the Riverchase Village facility (which is owned by an entity that is owned and controlled by Mr. Brogdon and that is our variable interest entity) is sold prior to September 1, 2014, then the amount of the unpaid Consulting Fee will be reduced by (and offset against) the aggregate principal balance owed by Mr. Brogdon to the Company (the “outstanding balance”) under the promissory note executed by Mr. Brogdon in favor of the Company with an original principal amount of $523,663, with any remaining balance of the Consulting Fee owed to Mr. Brogdon to be paid in cash at closing. The “outstanding balance” will be determined after the application of the net sales proceeds from the sale of the Riverchase Village facility pursuant to the terms of the letter agreement between AdCare, certain of its subsidiaries, Mr. Brogdon and certain entities controlled by him, dated as of February 28, 2014. See “Certain Relationships and Related Party Transactions-Related Party Transactions-2014 Brogdon Agreement” for a description of the letter agreement and the promissory note executed by Mr. Brogdon in favor of the Company.
If the sale of the Riverchase Village facility is not completed prior to September 1, 2014, then the balance of the Consulting Fee owed to Mr. Brogdon by the Company will be offset against the remaining amount owed by Mr. Brogdon to the Company under the promissory note.
The Original Brogdon Agreement was effective December 31, 2012 and was scheduled to terminate on December 31, 2015; the Amended Brogdon Agreement will continue indefinitely until terminated by either party for cause (subject to a cure period) or by Mr. Brogdon without cause.
For definitions of “cause” and “change of control” under the Amended Brogdon Agreement, see “Executive Compensation-Employment and Separation Agreements-Applicable Terms.”
Deferred Compensation Plan
The Company maintains a non-qualified deferred compensation plan previously available to a select group of management or highly compensated employees. Contributions to the plan were made by the participants. The Company does not provide any matching contributions. The benefits of the plan are payable upon the employee’s separation of employment with the Company. Mr. Tenwick and Mr. Wade participated in the plan in 2012 and, pursuant to the plan, received in 2012 $179,970 and $43,856, respectively. These amounts were earned by Messrs. Tenwick and Wade prior to 2012 and reported as earned by them in the Company’s proxy statements filed with the SEC in prior years. Accordingly, these amounts are not included in “Director Compensation-Director Compensation Table.”

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth certain information with respect to our current executive officers as of June 25, 2014. Our executive officers serve at the discretion of the Board of Directors, subject to applicable employment agreements. See “Executive Compensation-Employment and Separation Agreements.”

Name	Age	Position
David A. Tenwick	76	Chairman of the Board, Interim Chief Executive Officer and President
Ronald W. Fleming	56	Senior Vice President, Chief Financial Officer and Corporate Secretary
David Rubenstein	47	Chief Operating Officer
Biographical information for Messrs. Fleming and Rubenstein is set forth below. For biographical information for Mr. Tenwick, see “Board Matters and Corporate Governances-Incumbent Directors-Incumbent Directors - Class II (Term Expiring 2015).”
Ronald W. Fleming. Mr. Fleming has more than 26 years of experience in finance and was appointed to serve as our Senior Vice President and Chief Financial Officer in May 2013. From 2001 until May 2013, Mr. Fleming served as Chief Financial Officer of Georgia Cancer Specialists I, P.C., where he was responsible for the financial reporting and oversight of the privately-held healthcare services company. Mr. Fleming was employed by Mariner Post-Acute Network, Inc., a publicly held long-term health care services provider from 1989 to 2000 and served as its Vice President, Controller and Chief Accounting Officer from 1996-2000. Mr. Fleming holds a Bachelor of Science (B.S.) degree in Accounting from Ball State University and is a Certified Public Accountant.
David Rubenstein. Mr. Rubenstein has more than 24 years of experience in long-term care facility management and was appointed to serve as our Executive Vice President and Chief Operating Officer in December 2011. From March 2010 until December 2011, Mr. Rubenstein served as Chief Executive Officer of LaVie Management Services, where he was responsible for the management of operations of the skilled nursing facility company. From January 2009 to March 2010, Mr. Rubenstein was the Chief Executive Officer of Coastal Administrative Services as well as the Executive Vice President of Strategy and Support for Genoa Healthcare, where he was responsible for oversight of information technology, accounting and reimbursement issues for the skilled nursing facility companies. From January 2006 to December 2008, Mr. Rubenstein served as the Chief Development Officer for Genoa Healthcare Consulting, where he oversaw the acquisition and divestiture of skilled nursing facilities. Mr. Rubenstein holds a Bachelor of Science (B.S.) degree in Accounting from the University of Rhode Island.
Executive Compensation Tables
Summary Compensation Table. The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2013 (collectively, our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Boyd Gentry, Former President and Chief Executive Officer* (former principal executive officer)	2013	$447,917	—	—	$379,820(2)	—	—	$6,825(3)	$834,562
	2012	$408,043	$50,000	$100,800(4)	$227,080(5)	—	—	$3,595(6)	$789,518
David Rubenstein, Chief Operating Officer	2013	$325,000	$25,000	—	$25,000(7)	—	—	$1,080(8)	$376,080
	2012	$297,678	—	—	—	—	—	—	$297,678
Ronald W. Fleming, Chief Financial Officer	2013	$163,146	$80,000	$130,200(9)	$233,907(10)	—	—	$1,686(11)	$608,939
	2012	—	—	—	—	—	—	—	—

(*)
On May 29, 2014, Mr. Gentry stepped down from his position as the Company’s Chief Executive Officer and President, effective June 1, 2014. On May 29, 2014, the Board of Directors appointed Mr. Tenwick, the Chairman of the Board, to serve as the Company’s Interim Chief Executive Officer and President, effective June 1, 2014. For his service as the Company’s Interim Chief Executive Officer and President, the Board of Directors has agreed to pay Mr. Tenwick an additional $12,000 per month.

(1)
The amounts set forth in Columns (E) and (F) reflect the full aggregate grant date fair value of the awards. See Note 13 to our Consolidated Financial Statements included in Part II, Item 8., “Financial Statements and Supplementary Data,” of the 2013 Annual Report for a description of the assumptions used to determine fair value.

(2)
Represents: (i) an option to purchase 125,000 shares of common stock with an exercise price of $4.90 per share, which vest as follows: 41,662 shares on January 2, 2014, 41,663 shares on January 2, 2015, and 41,675 shares on January 2, 2016; and (ii) an option to purchase 27,778 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month of the year ending December 31, 2014. The option to purchase 27,778 shares of common stock was granted pursuant to the Cash Compensation Reduction Program in lieu of $50,000 of cash compensation payable in 2014 pursuant to Mr. Gentry’s Employment Agreement with the Company. As a result of Mr. Gentry stepping down from his position as the Company’s Chief Executive Officer and President, all options not exercised after 30 days will be forfeited.

(3)	Represents: (i) matching contributions to the Company’s 401(k) plan for Mr. Gentry in the amount of $4,479, and (ii) group term life insurance paid for Mr. Gentry in the amount of $2,346.

(4)
Represents an award of 30,000 shares of restricted common stock, granted on June 1, 2012, which award vests three years after the date of grant. The award was adjusted to represent 31,500 shares of common stock as a result of a 5% stock dividend paid in 2012.

(5)
Represents an option to purchase 125,000 shares of common stock with an exercise price of $3.93 per share which vests on the following schedule: 41,662 shares on November 16, 2013, 41,663 shares on November 16, 2014, and 41,675 shares on November 16, 2015.

(6)	Includes matching contributions to the Company’s 401(k) plan for Mr. Gentry in the amount of $3,595.

(7)
Represents an option granted to purchase 13,889 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month of the year ending December 31, 2014. The option was granted pursuant to the Cash

Compensation Reduction Program in lieu of $25,000 of cash compensation payable in 2014 pursuant to Mr. Rubenstein’s Employment Agreement with the Company.

(8)	Represents group term life insurance paid for Mr. Rubenstein in the amount of $1,080.

(9)
Represents an award of 30,000 shares of restricted common stock, granted pursuant to Mr. Fleming’s employment agreement with the Company on December 23, 2013, which award vests as follows: 10,000 shares on May15, 2014, 10,000 shares on May15, 2015, and 10,000 shares on May 15, 2016.

(10)
Represents: (i) a warrant to purchase 70,000 shares of common stock with an exercise price of $5.90 per share, which vest as follows: 23,333 shares on May 15, 2014, 23,333 shares on May 15, 2015, and 23,334 shares on May 15, 2016; and (ii) an option to purchase 11,111 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month of the year ending December 31, 2014. The option was granted pursuant to the Cash Compensation Reduction Program in lieu of $20,000 of cash compensation payable in 2014 pursuant to Mr. Fleming’s Employment Agreement with the Company.

(11)	Represents group term life insurance paid for Mr. Fleming in the amount of $1,686.
Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2013:

	OPTIONS/WARRANTS AWARDS					STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Boyd Gentry(1), Former Chief Executive Officer, President	275,625	—	—	$3.75	1/10/2021	—	—	—	—
	41,662	83,338	—	$3.93	11/16/2022	—	—	—	—
	—	125,000	—	$4.90	1/2/2023	—	—	—	—
	—	27,778	—	$4.06	11/12/2023	—	—	—	—
	—	—	—	$—	—	—	—	31,500	$135,450
David Rubenstein(2), Chief Operating Officer	69,993	35,007	—	$3.93	12/19/2021	—	—	—	—
	34,996	70,004	—	$4.58	12/19/2021	—	—	—	—
	—	13,889	—	$4.06	11/12/2023	—	—	—	—
Ronald W. Fleming(3), Chief Financial Officer	—	70,000	—	$5.90	5/15/2023	—	—	—	—
	—	11,111	—	$4.06	11/12/2023	—	—	—	—
	—	—	—	$—	—	—	—	30,000	$129,000

(1)
Options vest on the following schedule: 41,663 shares on November 16, 2014 and 41,675 shares on November 16, 2015; 41,662 shares on January 2, 2014, 41,663 shares on January 2, 2015, and 41,675 shares on January 2, 2016; 27,778 shares vest 1/12 each month during the year ending December 31, 2014; 31,500 restricted shares vest on June 1, 2015. As a result of Mr. Gentry stepping down from his position as the Company’s Chief Executive Officer and President, all options not exercised after 30 days will be forfeited.

(2)	Warrants vest on the following schedule: 70,004 shares on December 16, 2014, and 35,007 shares on December 19, 2015; 13,889 shares vest 1/12 each month during the year ending December 31, 2014.

(3)
Warrants vest on the following schedule: 23,331 shares on May 15, 2014, and 23,331 shares on May 15, 2015, 23,338 shares on May 15, 2016; 11,111 shares vest 1/12 each month during the year ending December 31, 2014; restricted shares vest on the following schedule: 10,000 shares on May 15, 2014, 10,000 shares on May15, 2015, and 10,000 shares on May 15, 2016.

Employment and Separation Agreements
Boyd P. Gentry. On May 29, 2014, Mr. Gentry stepped down from his position as the Company’s Chief Executive Officer and President and from his position as a member of the Board of Directors, effective June 1, 2014 (the “Separation Date”).
On May 29, 2014, we entered into a Separation Agreement and General Release (the “Gentry Separation Agreement”) with Mr. Gentry pursuant to which the Company deposited, on behalf of Mr. Gentry, the sum of $452,500, less applicable withholding and authorized deductions, on June 9, 2014 (the “Initial Payment”). The Company will also deposit, on behalf of Mr. Gentry, the sum of $33,750 per month, less applicable withholding and authorized deductions, for the next ten consecutive months, with the first payment to be made on July 1, 2014 and the last payment to be made on April 1, 2015 (together with the Initial Payment, the “Severance Payments”). The Company has paid or will pay the Severance Payments into an escrow account maintained by an escrow agent who will release the funds to Mr. Gentry in six monthly payments commencing on December 1, 2014 and ending on May 1, 2015 and otherwise in a manner intended to be consistent with Section 409A of the Internal Revenue Code of 1986, as amended.
Pursuant to the Gentry Separation Agreement: (i) Mr. Gentry will provide consulting services to the Company through August 31, 2014, with such services not to exceed 40 hours per month and, thereafter, Mr. Gentry will provide such services for a fee of $200 per hour; and (ii) the Company will continue to provide coverage to Mr. Gentry and his family under the Company’s medical, dental, disability and life insurance programs for a period of 24 months after the Separation Date; provided, however, that, if applicable law or the terms of any of the Company’s benefit plans do not permit such coverage, then the Company will pay to Mr. Gentry an amount each month during such 24-month period equal to the Company’s cost of coverage under such plans for similarly situated officers and their families. The Company’s obligation to provide Mr. Gentry and his family insurance coverage, or to pay any amounts relating thereto, will cease when Mr. Gentry becomes eligible for comparable coverage with a subsequent employer.
The Gentry Separation Agreement includes customary releases of claims by Mr. Gentry and the Company and supersedes Mr. Gentry’s Employment Agreement with the Company in its entirety.
Ronald W. Fleming. We have entered into an Employment Agreement with Mr. Fleming, effective May 15, 2013 and amended as of December 11, 2013 (the “Fleming Agreement”). The terms of the Fleming Agreement include an annual base salary of $270,000 per year, to be subject to review on an annual basis thereafter, and an annual bonus with a target amount equal to at least 75% of the annual salary, based on reasonably expected performance. Pursuant to the Cash Compensation Reduction Program and commencing with compensation payable in respect of the year ending December 31, 2014, Mr. Fleming has agreed to accept $20,000 of his salary payable in options to purchase common stock pursuant to the 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him as described above. Pursuant to the Fleming Agreement: (i) on May 15, 2013, Mr. Fleming received equity compensation in the form of a warrant to purchase 70,000 shares of common stock, with an exercise price equal to $5.90 per share, which vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date; and (ii) on December 23, 2013, Mr. Fleming received 30,000 shares of restricted common stock, which vest as to one-third of the shares on each of May 15, 2014, May 15, 2015 and May 15, 2016.

In the event Mr. Fleming resigns for “good reason” or a “change in control” occurs while Mr. Fleming is employed by the Company, the warrants and the restricted stock immediately become 100% vested. If, after a minimum of six (6) months of continuous employment with the Company Mr. Fleming resigns his employment for “good reason” or the Company terminates Mr. Fleming’s employment without “cause” (other than due to his disability), then Mr. Fleming shall receive severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of twelve (12) months after his termination, plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company, then Mr. Fleming is entitled to severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of eighteen (18) months after his termination date, plus an additional sum equal to one-half (½) his target bonus, payable in substantially equal installments at least monthly for a period six (6) months, which period shall begin twelve (12) months following his termination date. For the period for which severance pay is paid (the “Fleming Severance Period”), Mr. Fleming and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Fleming under any such plan, then the Company shall pay to Mr. Fleming an amount each month during the Fleming Severance Period equal to the Company’s cost of coverage for similarly situated executive officers. For definitions of “cause,” “good reason” and “change of control,” see “Executive Compensation-Employment and Separation Agreements-Applicable Terms.”
David Rubenstein. We have entered into an Employment Agreement with Mr. Rubenstein (the “Rubenstein Agreement”). The terms of the Rubenstein Agreement include an annual salary of $300,000 per year which increased to $325,000 effective June 30, 2012, an annual performance bonus of up to 75% of the annual salary based on standards to be established by the Compensation Committee and a one-time signing bonus of $150,000. Pursuant to the Cash Compensation Reduction Program and commencing with compensation payable in respect of the year ending December 31, 2014, Mr. Rubenstein has agreed to accept $25,000 of his annual salary payable in options to purchase common stock pursuant to the 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him as described above. Pursuant to the Rubenstein Agreement, on December 19, 2011, Mr. Rubenstein received equity compensation in the form of: (i) a warrant to purchase 100,000 shares of common stock, with an exercise price equal to $4.13 per share, which warrant vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date; and (ii) a warrant to purchase 100,000 shares of common stock, with an exercise price equal to $4.97 per share, which warrant vests as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the grant date. As a result of such anti-dilution adjustments, the warrants now represent the right to purchase: (i) 105,000 shares at an exercise price of $3.93 per share; and (ii) 105,000 shares at an exercise price of $4.58 per share. In the event Mr. Rubenstein resigns for a “good reason” or a “change in control” occurs while Mr. Rubenstein is employed by the Company, the warrants immediately become 100% vested.
If, after a minimum of six (6) months of continuous employment with the Company Mr. Rubenstein resigns his employment for “good reason” or the Company terminates Mr. Rubenstein’s employment without “cause” (other than due to his disability), then Mr. Rubenstein shall receive the severance pay and benefits hereafter provided. The severance pay shall be an amount equal to one (1) times the sum of his annual salary payable in substantially equal installments at least monthly for a period of twelve (12) months after his termination date (the “Rubenstein Initial Severance Period”), plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company, then Mr. Rubenstein is entitled to an additional one-half (½) times the sum of his annual salary and target bonus, payable in substantially equal installments at least monthly for a period of six (6) months, which period shall begin immediately after the expiration of the Rubenstein Initial Severance Period. For the period for which severance pay is paid (the “Rubenstein Severance Period”), Mr. Rubenstein and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Rubenstein under any such plan, then the Company shall pay to Mr. Rubenstein an amount each month during the Rubenstein Severance Period equal to the Company’s cost of coverage for similarly situated executive officers. For definitions of “cause,” “good reason” and “change of control” see Executive Compensation-Employment and Separation Agreements-Applicable Terms.”
Applicable Terms. For purposes of each of the Rubenstein Agreement and the Fleming Agreement, the term resignation for “good reason” means the officer’s resignation within ninety (90) days following the Company’s failure to cure a material breach of the agreement within thirty (30) days after the officer gives the Company written notice of such breach within ninety (90) days of the occurrence of such breach. For the purposes of each of the Rubenstein Agreement, the Fleming Agreement and the Amended Brogdon Agreement, the term “cause” means the officer’s (or Mr. Brogdon’s) fraud, dishonesty, willful misconduct, or gross negligence in his performance of his duties, or the individual’s conviction for a crime of moral turpitude, or material breach by the individual of the agreement which the individual fails to cure within thirty (30) days after the Company gives the officer (or Mr. Brogdon) written notice of such breach. For purposes of each of the Rubenstein Agreement, the Fleming Agreement and the Amended Brogdon Agreement, the term “change in control” means one or more sales or dispositions, within a twelve (12) month period, of assets representing a majority of the value of the assets of the Company or the acquisition (whether by purchase or through a merger or otherwise) of common stock of the Company immediately following which the holders of common stock of the Company immediately prior to such acquisition cease to own directly or indirectly common stock of the Company or its legal successor representing more than 50% of the voting power of the common stock of the Company or its legal successor.
Stock Incentive Plans
At the Annual Meeting of Shareholders held on June 3, 2011, the shareholders adopted the 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan is intended to further the growth and profitability of our Company by providing increased incentives to encourage share ownership on the part of key employees, officers, directors, consultants and advisors who render services to us and any future parent or subsidiary of ours, including our named executive officers. The 2011 Stock Incentive Plan permits the granting of stock options and restricted stock awards (collectively, “Awards”) to eligible participants. At the 2012 Annual Meeting of Shareholders held on June 1, 2012, the shareholders adopted an amendment to the 2011 Stock Incentive Plan that increased the maximum number of shares of Company stock that may be granted under the 2011 Stock Incentive Plan from 1,000,000 to an aggregate of 2,000,000 shares. Subject to the terms of the 2011 Stock Incentive Plan, the Compensation Committee has the sole discretion to determine the persons who will be granted Awards under the 2011 Stock Incentive Plan and the terms and conditions of such Awards, and to construe and interpret the 2011 Stock Incentive Plan. The Compensation Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect transactions such as stock splits and dividends. The Compensation Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers: (i) with respect to Section 16 reporting persons; or (ii) in any way which would jeopardize the 2011 Stock Incentive Plan’s qualifying under Section 162(m) of the Internal Revenue Code of 1986 or Rule 16b-3 promulgated under the Exchange Act. The 2011 Stock Incentive Plan allows for the exercise of options through cash, or with the consent of the Compensation Committee: (1) by tendering previously acquired shares; (2) by tendering a full recourse promissory note of the optionee; (3) through a cashless exercise without the payment of cash by reducing the number of shares of common stock that would be obtainable upon the exercise of the option; (4) through a brokerage transaction; or (5) through any combination of the foregoing. The 2011 Stock Incentive Plan provides the issuance of both incentive stock options and nonqualified stock options.
Retirement Programs
Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee’s contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.
Frequency of Say-On-Pay
At the Annual Meeting of Shareholders held in 2013, the shareholders approved, on an advisory basis, the option which calls for the frequency of shareholder advisory votes on executive compensation (“say-on-pay”) to be held once every three years. In light of this voting result, the Company will include a say-on-pay vote in its proxy materials every three years until the next required vote on the frequency of say-on-pay. The next say-on-pay vote will occur at the Annual Meeting of Shareholders to be held in 2016.
AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2013:
The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board of Directors. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2013 with management and KPMG, the Company’s independent registered public accounting firm for the fiscal year 2013. Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for the year ended December 31, 2013; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the 2013 Annual Report related to KPMG’s audit of the consolidated financial statements of the Company for the year ended December 31, 2013.
The Audit Committee reviewed with KPMG, who are responsible for expressing an opinion whether the financial statements are presented fairly in all material respects in accordance with U.S. generally accepted accounting principles, their judgments as to the acceptability and quality of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, which superseded Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also reviewed and discussed with management and KPMG management’s report and KPMG’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.
Based on the foregoing discussions with and reports of management and the independent registered accounting firm of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2013 be included in the 2013 Annual Report for filing with the SEC.

Submitted by the Audit Committee
of the Board of Directors,

Peter J. Hackett
Philip S. Radcliffe
Laurence E. Sturtz

Fees and Services of Our Independent Registered Public Accounting Firm
Pursuant to appointment by the Audit Committee, KPMG has audited the financial statements of the Company and its subsidiaries for the years ended December 31, 2013 and 2012.
The following table sets forth the aggregate fees that KPMG billed to the Company for the years ended December 31, 2013 and 2012, respectively. All of the fees were approved by the Audit Committee in accordance with its policies and procedures.

	Year Ended December 31,
	2013	2012
Audit fees (total)(1)..................................................................................................................	$484,000	$714,000
Audit-related fees (total)(2)......................................................................................................	$92,000	—
Tax...........................................................................................................................................	—	—
All other fees...........................................................................................................................	—	—
Total.............................................................................................................................	$576,000	$714,000

(1)
Audit fees include fees associated with professional services rendered by KPMG for the audit of our annual financial statements and review of financial statements included in our Quarter Reports on Form 10-Q.

(2)	Audit related fees include fees for the audit of our HUD properties and additional services related to acquisitions, registration statements and other regulatory filings.

Pre-Approval Policy
The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Riverchase. On April 9, 2010, Riverchase Village ADK, LLC (“Riverchase”), then a wholly owned subsidiary of the Company, entered into a purchase agreement with an Oklahoma limited liability company controlled by a bank (“Riverchase Seller”) to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama, for a purchase price of approximately $5,000,000. On June 22, 2010, the Company assigned to Mr. Brogdon 100% of the membership interests in Riverchase. On June 25, 2010, Riverchase, then owned by Mr. Brogdon, purchased the Riverchase Village facility pursuant to the terms of the purchase agreement.
In connection with financing of the acquisition of the Riverchase Village facility, Riverchase borrowed from the Medical Clinic Board of the City of Hoover the proceeds from the issuance of $5,845,000 First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and $520,000 First Mortgage Revenue Bonds (Series B), which proceeds were used to acquire the Riverchase Village facility, pay the cost of certain repairs and improvements to the Riverchase Village facility, fund certain services and pay the cost of the issuance of the bonds. As part of the financing, AdCare guaranteed Riverchase’s obligations under the bonds. In June 2010, Riverchase Seller refunded to AdCare the $250,000 of earnest money it had deposited in connection with the Riverchase Village facility transaction.
As consideration for the assignment of 100% of the membership interests in Riverchase to Mr. Brogdon and AdCare’s guaranteeing the bonds, Mr. Brogdon granted to Hearth & Home of Ohio, Inc. (“Hearth & Home”), a wholly owned subsidiary of AdCare, an exclusive and irrevocable option pursuant to an option agreement to acquire Riverchase (the “Riverchase Option”) through June 22, 2012 for an exercise price of $100,000 and otherwise under the same terms and conditions set forth in the purchase agreement. In addition, a wholly owned subsidiary of AdCare entered into a five-year management agreement with Riverchase pursuant to which such subsidiary supervised the management of the Riverchase Village facility for a monthly fee equal to 5% of the monthly gross revenues of the Riverchase Village facility. On June 22, 2013, the management agreement was terminated.
On July 26, 2012, Hearth & Home and Mr. Brogdon amended the option agreement to extend the last date on which the Riverchase Option may be exercised through June 22, 2013. On June 22, 2013, Hearth & Home and Mr. Brogdon further amended the option agreement to extend the last date on which the Riverchase Option may be exercised through June 22, 2014. On March 3, 2014, Hearth & Home and Mr. Brogdon further amended the option agreement to: (i) extend the last date on which the Riverchase Option may be exercised through June 22, 2015; and (ii) reduce the purchase price for the Riverchase Option to $1.00. See “Certain Relationships and Related Party Transactions-Related Party Transactions-2014 Brogdon Agreement.”
On April 1, 2014, Riverchase, the Company’s consolidated variable interest entity, entered into a purchase agreement to sell the Riverchase Village facility to an independent third party, subject to certain closing conditions.

Mountain Trace. Effective January 1, 2011, pursuant to a purchase and sale agreement and operations transfer agreement, the Company acquired the options and selected assets of Mountain Trace, a 106-bed skilled nursing facility located in Sylva, North Carolina. To complete the acquisition, the Company issued a secured promissory note in the amount of $5,000,000. The promissory note was secured by the Mountain Trace facility and was guaranteed by each of Mr. Brogdon and his spouse.
Office Subleases and Purchase. From April 2011 through November 2012, the Company subletted from JRT Group Properties, LLC (“JRT”), on a month-to-month basis, Building 1145 of the Offices at Hembree, a condominium used by the Company as its service center and administrative offices, located in Roswell, Georgia (the “Hembree Facility”). Mr. Brogdon’s son is a one-third owner of JRT. Pursuant to this sublease, the Company paid to JRT on a monthly basis base rent of approximately $10,458. The Company paid an aggregate of $115,035 under this sublease in 2012. The Company also paid to unrelated third parties amounts for utilities, property taxes and building association dues with respect to the Hembree Facility.
On June 4, 2012, ADK Hembree Road Property, LLC (“ADK Hembree”), a wholly owned subsidiary of AdCare, entered into a purchase agreement with JRT to acquire the Hembree Facility. On November 30, 2012, ADK Hembree acquired the Hembree Facility from JRT pursuant to the purchase agreement for an aggregate purchase price of $1,083,781 and, in connection therewith, ADK Hembree issued a promissory note in favor of Fidelity Bank for a principal amount of $1,050,000.
Edwards Redeemer and Whispering Pines. In May 2011, First Commercial Bank and Brogdon Family, LLC, an entity owned and controlled by Mr. Brogdon, entered into a purchase and sale agreement pursuant to which Brogdon Family, LLC had the right to acquire six skilled nursing facilities located in Oklahoma for an aggregate purchase price of $16.0 million. These facilities were Edwards Redeemer Nursing Center, Harrah Nursing Center, Northwest Nursing Center, Whispering Pines Nursing Center, McLoud Nursing Center and Meeker Nursing Center. In October 2011, Brogdon Family, LLC, assigned all of its rights under the purchase and sale agreement to AdCare Property Holdings, LLC, a wholly owned subsidiary of AdCare (“AdCare Holdings”). In May 2013, AdCare Holdings assigned all of its rights under the purchase and sale agreement with respect to the Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center to Brogdon Family, LLC.
In October 2012, AdCare Holdings assigned to Edwards Redeemer Property Holdings, LLC (“Edwards Redeemer”) and ER Nursing, LLC (“ER Nursing”) (then both wholly owned subsidiaries of AdCare) all of its right under that certain purchase and sale agreement to purchase the Edwards Redeemer Nursing Center. Edwards Redeemer and ER Nursing agreed to assume all obligations of AdCare Holdings under the purchase and sale agreement with respect to the Edwards Redeemer Nursing Center, including reimbursement for out-of-pocket costs. In connection therewith: (i) AdCare Holdings (as the owner of all of the issued and outstanding membership interests of Edwards Redeemer) assigned all of its interest in Edwards Redeemer to Mr. Brogdon; and (ii) AdCare Holdings assigned to WP Nursing, LLC, an entity owned and controlled by Mr. Brogdon, all of AdCare Holding’s right under the purchase and sale agreement to purchase the Whispering Pines Nursing Center. WP Oklahoma Nursing, LLC agreed to assume all obligations of the Company under the purchase and sale agreement with respect to the Whispering Pines Nursing Center. In connection with the assignment with respect to the Whispering Pines Nursing Center, the Company recorded a receivable of less than $0.1 million.
In December 2012, ER Nursing (still a wholly owned subsidiary of AdCare and the licensed operator of the Edwards Redeemer Nursing Center) entered into a facility lease with Edwards Redeemer (now owned and controlled by Mr. Brogdon) pursuant to which ER Nursing leases to Edwards Redeemer the operations of the Edwards Redeemer Nursing Center. In connection with entering into the facility lease, ER Nursing also entered into a management agreement with New Beginnings Care, LLC (“New Beginnings”) pursuant to which New Beginnings agreed to manage the Edwards Redeemer Nursing Center for a monthly fee equal to 5% of the aggregate gross revenues of the Edwards Redeemer Nursing Center. The management agreement terminates upon the date the Oklahoma State Department of Health approves the application for the appropriate permits and licenses to allow New Beginnings to become the licensed operator of the Edwards Redeemer Nursing Center (the “Approval Date”), and ER Nursing may terminate the management agreement at any time. ER Nursing also entered into an operations and indemnification agreement with New Beginnings, Edwards Redeemer, Edwards Redeemer Healthcare & Rehab, LLC and Mr. Brogdon (collectively, the “Indemnitors”), pursuant to which the Indemnitors have agreed to indemnify the Company for any of its losses: (x) arising out of the management agreement; or (y) resulting from any services provided by New Beginnings at or for the benefit of the Edwards Redeemer Nursing Center.
Pursuant to the facility lease, ER Nursing pays Edwards Redeemer monthly rent in an amount equal to 120% of the monthly payment of principal and interest due to the lender holding a first priority mortgage on the Edwards Redeemer Nursing Center; provided, however, that pursuant to the operations and indemnification agreement, the Indemnitors will indemnify the Company for any rent expenses arising out of the facility lease. The facility lease terminates upon the Approval Date.
Harrah, McLoud and Meeker - Management Agreement. On July 26, 2013, a wholly-owned subsidiary of the Company entered into management agreements with entities owned and controlled by Mr. Brogdon, which entities own the skilled-nursing facilities located in Oklahoma known as Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center. Pursuant to the management agreements, the AdCare subsidiary agreed to manage the operations of these facilities. The management agreements had initial terms of five years and would renew automatically for one-year terms thereafter. Pursuant to the management agreements, the entities owned and controlled by Mr. Brogdon which own the facilities were obligated to pay to the AdCare subsidiary a fee equal to 5% of the monthly gross revenues of the facilities.
Effective March 1, 2014, the Company terminated the management agreements with respect to Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center. See “Certain Relationships and Related Party Transactions-Related Party Transactions-2014 Brogdon Agreement.”
Oklahoma Owners. Effective August 1, 2011, entities controlled by Mr. Brogdon and his spouse (the “Oklahoma Owners”) acquired five skilled-nursing facilities located in Oklahoma (the “Oklahoma Facilities”). In connection with the closing of this acquisition: (i) the Company paid closing costs on behalf of the Oklahoma Owners in the amount of $56,894 (which amount was refunded to the Company in February 2012); and (ii) AdCare Oklahoma Management, LLC (“AdCare Oklahoma”), a wholly owned subsidiary of the Company, entered into five-year management agreements with the Oklahoma Owners pursuant to which AdCare Oklahoma, supervised the management of the Oklahoma Facilities for a monthly fee equal to 5% of the monthly gross revenues of the Oklahoma Facilities.
In December 2012: (i) the Oklahoma Owners entered into a $1.0 million senior secured credit agreement with Gemino Healthcare Finance, LLC (“Gemino”); and (ii) AdCare Oklahoma entered into a management fee subordination agreement pursuant to which AdCare Oklahoma agreed to subordinate its right to payment of all management fees owed to AdCare Oklahoma by the Oklahoma Owners to such credit agreement with Gemino. However, AdCare Oklahoma could continue to accept such management fees owed to it under the management agreements, so long as no event of default has occurred under the credit agreement entered into among the third-party lender and the Oklahoma Owners.

Effective as of March 1, 2014, the Company terminated the management agreements with respect to the Oklahoma Facilities. On March 3, 2014, the Company, Mr. Brogdon and entities controlled by Mr. Brogdon entered into a letter agreement to provide for the orderly transition of the management of the Oklahoma Facilities from the Company to a third-party. See “Certain Relationships and Related Party Transactions-Related Party Transactions-2014 Brogdon Agreement.”
Red Rose Facility. In October 2011, pursuant to the terms of an Assignment of Lease and Landlord’s Consent, Rose Missouri Nursing, LLC, a wholly owned subsidiary of the Company, became the tenant and operator of the Red Rose facility, a 90-bed skilled nursing facility located in Cassville, Missouri. In connection with this transaction, Mr. Brogdon and his spouse, each guaranteed the performance of the Company’s obligations, including payment obligations, under the lease. In consideration of these guaranties, the Company paid to Mr. Brogdon, in 2011, the amount of $25,000 as a guaranty fee.
Golden Years Manor. In January 2012, a wholly owned subsidiary of AdCare entered into a purchase and sale agreement with Gyman Properties, LLC, to acquire a 141-bed skilled nursing facility located in Lonoke, Arkansas, known as Golden Years Manor, for an aggregate purchase price of $6.5 million. Pursuant to the purchase and sale agreement, the Company deposited approximately $0.3 million into escrow to be held as earnest money. In May 2013, the Company decided not to pursue the acquisition of Golden Years Manor because it determined that the facility no longer met its investment criteria. At the time of such determination, the Company was not entitled to reimbursement of its deposit under the purchase and sale agreement. Subsequently, on May 9, 2012, the Company assigned all of its rights under the purchase and sale agreement to GL Nursing, LLC, an entity affiliated with Mr. Brogdon. In connection with such assignment, GL Nursing, LLC agreed to reimburse to the Company the deposit and all of its out-of-pocket costs relating to Golden Years Manor upon the closing of the acquisition, which occurred on May 31, 2012. The assignment provided the Company with an opportunity to recoup the deposit and out-of-pocket costs which would otherwise have been forfeited if the assignment had not occurred. As of December 31, 2013, the Company recorded a receivable of $0.2 million in connection with the assignment. See “Certain Relationships and Related Party Transactions-Related Party Transactions-2014 Brogdon Agreement.”
Airplane. Between May 2012 and August 2013, the Company had access to an airplane on a month-to-month basis from JRT. Mr. Brogdon’s son is a one-third owner of JRT. Pursuant to this arrangement, the Company paid to JRT on a monthly basis base rent of $7,000. The Company paid an aggregate of $42,000 and $56,000 in rent during 2013 and 2012, respectively. The Company had the right to use the airplane with no limitation on hours of usage and is responsible for all costs associated with maintenance such as inspections, fuel, pilot costs and hangar rental. Effective August 31, 2013, this arrangement was terminated.
Indemnification Agreement and Consulting Agreement. In December 2012, the Company entered into agreements to indemnify Mr. Brogdon with respect to certain personal guarantees Mr. Brogdon previously made with respect to loans on the Hembree Facility and the Red Rose facility. The Company has agreed to reimburse Mr. Brogdon for any costs, losses, damages, claims and expenses under the guarantees so long they are not due to Mr. Brogdon’s gross negligence, fraud, intentional misrepresentation, willful misconduct, bad faith or criminal act.
For a description of the Consulting Agreement with Mr. Brogdon, see “Director Compensation-Consulting Agreements.”
Termination of Sublease. On May 6, 2014, ADK Administrative Property, LLC, a wholly owned subsidiary of the Company (“ADK Admin”), and Winter Haven Homes, Inc. (“Winter Haven”), an entity controlled by Mr. Brogdon, entered into a sublease termination agreement, pursuant to which ADK Admin and Winter Haven terminated, effective as of May 31, 2014, that certain sublease agreement between them dated as of May 1, 2011. Pursuant to the sublease agreement, ADK Admin subleased from Winter Haven certain office space located at Two Buckhead Plaza, Atlanta, Georgia, with rent of approximately $5,000 payable monthly through November 2018. The sublease termination agreement terminated, as of May 31, 2014, all obligations of ADK Admin under the sublease agreement, including all obligations to pay rent. Winter Haven agreed to the termination of the sublease agreement in consideration for a portion of the amounts payable to Mr. Brogdon pursuant to the Amended Brogdon Agreement.
Cantone. In March 2012, the Company issued an unsecured promissory note to Cantone Asset Management LLC in the principle amount of $3,500,000. In connection with the issuance of the promissory note to Cantone Asset Management LLC, the Company also issued to Cantone Asset Management LLC a warrant to purchase 300,000 shares of common stock. In April 2012, the Company issued an unsecured promissory note to Cantone Asset Management LLC in the principle amount of $1,500,000. In July 2012, the Company and Cantone Asset Management LLC refinanced these two promissory notes. The promissory notes were canceled and terminated in exchange for the issuance by the Company to Cantone Asset Management LLC of an 8% subordinated convertible promissory note in a principle amount of $5,000,000.
In connection with the issuance of the promissory notes to Cantone Asset Management LLC in March and April of 2012, Cantone Research, Inc. agreed to provide the Company with certain consulting services for a monthly fee if the Company and Cantone Asset Management LLC (or an affiliated entity) did not agree to the terms of an additional financing arrangement pursuant to which it (or affiliated entity) would loan to the Company at least $4,000,000 for a four-year term. In July 2012, the consulting agreement was revised so as to provide for a certain monthly fee payable to Cantone Research, Inc. regardless of whether the Company and Cantone Asset Management LLC agreed to an additional financing arrangement. Furthermore, under the terms of the revised consulting agreement, the Company issued to Cantone Research, Inc. 50,000 shares of common stock and a warrant to purchase 100,000 shares of common stock. The Company paid to Cantone Research, Inc. $30,000 and $40,000 during 2013 and 2012, respectively, in fees pursuant to the consulting agreement.
In July 2012 and March 2011, the Company issued and sold to certain accredited investors an aggregate of $7,500,000 and $4,508,700 in principle amount of subordinated convertible promissory notes, respectively. In connection with the offerings, Cantone Research, Inc. acted as the exclusive agent with respect to the private placement of the notes. The Company paid to Cantone Research, Inc. $42,500 and $60,000 to act as the placement agent in the July 2012 and March 2011 offerings, respectively.
Cantone Asset Management LLC and Cantone Research, Inc. are affiliates of Anthony J. Cantone, who filed with the SEC in July 2012 a Form 4 reporting that he beneficially owned greater than 10% of the outstanding common stock.
2014 Brogdon Agreement. On March 3, 2014, AdCare and certain of its subsidiaries entered into a letter agreement, dated as of February 28, 2014, with: (i) the Oklahoma Owners, (ii) entities owned and controlled by Mr. Brogdon which own Harrah Nursing Center, McCloud Nursing Center and Meeker Nursing Center (the “Brogdon Entities”), (iii) Christopher F. Brogdon, (iv) GL Nursing, LLC, an entity affiliated with Mr. Brogdon, and (v) Marsh Pointe Management, LLC.
On December 31, 2013, the Company notified the Brogdon Entities of its intent to terminate: (i) the management agreement, dated September 19, 2011, by and between the Company and the Oklahoma Owners with respect to the management of the Oklahoma Facilities; and (ii) the management agreements, each dated July 26, 2013, by and between the Company and each of the Brogdon Entities, with respect to the management of Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center. Pursuant to the letter agreement: (i) the parties agreed that the termination of the management agreements shall be effective as of March 1, 2014 and that the Company will no longer provide any ongoing services to the facilities; and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663 which represents amounts owed as of March 1, 2014: (a) by the Oklahoma Owners and the Brogdon Entities to the Company pursuant to the management agreements and (b) by GL Nursing, LLC to the Company in connection with the Company’s assignment in May 2012 of its rights to acquire Golden Years Manor. The promissory note does not bear interest and is payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014.
In addition, the letter agreement amends that certain option agreement, entered into by Mr. Brogdon and Hearth & Home, dated as of June 22, 2010 and as amended to date, to: (i) extend the Riverchase Option until June 22, 2015; and (ii) reduce the purchase price for the exercise of the Riverchase Option to $1.00. Furthermore, the letter agreement provides that, upon the closing of the sale of the Riverchase Village facility to an arms-length third party purchaser, regardless of whether Hearth & Home has exercised the Riverchase Option, the net sales proceeds from such sale shall be distributed as follows: (a) one-half of the net sales proceeds shall be paid to the Company; (b) the remaining net sales proceeds shall be paid to the Company to satisfy the outstanding principal balance and interest (if any) then due under the note, with such payment to be applied in the order of scheduled amortization under the promissory note; and (c) the balance of net sales proceeds shall be paid to the Company.
On May 15, 2014, the parties amended the letter agreement. Pursuant to the amendment, the Company agreed to pay an amount of $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interest to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility as contemplated by the letter agreement. Riverchase has entered into a purchase agreement to sell the Riverchase Village facility to an independent third party. In connection with the Tax Payment, the parties also agreed to amend and restate the promissory note. The amended and restated promissory note reflects a new principal amount of $615,986, which represents the original principal amount of the promissory note plus the Tax Payment. If the closing of the sale of the Riverchase Village facility does not occur on or before December 31, 2014, then a payment of principal under the amended and restated note equal to the Tax Payment shall be due and payable to the Company on or before January 31, 2015. Furthermore, the amendment amends the letter agreement so that upon the closing of the sale of the Riverchase Village facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall firstly be paid to the Company to satisfy the $92,323 amount under the amended representing the Tax Payment.
Park City Capital Offshore Master, Ltd. On March 27, 2014, Park City Capital Offshore Master, Ltd. (“Park City Offshore”), an affiliate of Michael J. Fox, entered into a subscription agreement with the Company pursuant to which the Company issued to Park City Offshore in March 2014 $1,000,000 in principal amount of the Company’s 10.0% subordinated convertible promissory notes. Mr. Fox is a director of Park City Offshore and a director of the Company and a beneficial owner of 5% of the outstanding common stock. The promissory note was offered to and sold to Park City Offshore on the same terms and conditions as all other buyers in the offering. For more information regarding the note offering, see Part II, Item 9B. “Other Information-2014 Subordinated Convertible Note Offering” of the 2013 Annual Report. For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see “Board Matters and Corporate Governance-Arrangements with Directors Regarding Election/Appointment.”

Approval of Related Party Transactions
Each of the foregoing transactions was approved by the independent members of the Board of Directors without the related party having input with respect to the discussion of such approval. In addition, the Board of Directors believes that each of the foregoing transactions were necessary for the Company’s business and are on terms no less favorable to the Company than could be obtained from independent third parties. The Company’s policy of having the independent directors approve related party transactions is not evidenced in writing but has been the Company’s consistent practice.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS
Beneficial Ownership
The following table furnishes information, as of June 25, 2014, as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock, (ii) each of our directors and our named executive officer; and (iii) our directors and executive officers as a group. As of June 25, 2014, there were 17,512,917 shares of the common stock outstanding.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Outstanding Common Stock(3)
5% Beneficial Owners (Excluding Directors and Executive Officers):
Connie B. Brogdon(4)	1,616,620	(5)	9.2%
Christopher L. Doucet(6)	1,383,229	(7)	7.9%
Anthony J. Cantone(8)	3,694,258	(9)	21.1%
Park City Capital, LLC (10)	919,056	(11)	5.2%
Directors and Executive Officers:
Christopher Brogdon	1,616,620	(12)	9.2%
Ronald W. Fleming	38,887	(13)	*
Michael J. Fox	919,056	(14)	5.2%
Boyd P. Gentry	417,865	(15)	2.4%
Peter J. Hackett	53,840	(16)	*
Philip S. Radcliffe	76,793	(17)	*
David Rubenstein	111,934	(18)	*
Laurence E. Sturtz	131,983	(19)	*
David A. Tenwick	779,698	(20)	4.5%
All directors and executive officers as a group	4,146,676		23.7%

*    Less than one percent.

(1)	The address for each of our directors and executive officers is c/o AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.

(2)	Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated.

(3)	Percentage is calculated based on 17,512,917 shares of common stock outstanding as of June 25, 2014.

(4)	The address for Connie B. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(5)
Includes: (i) 221,296 shares of common stock held directly by Christopher Brogdon (her spouse); (ii) 938,035 shares of common stock held by Connie B. Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share; (vi) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $5.71 per share; and (vii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $6.67 per share.

(6)	The address for Chris Doucet is 2204 Lakeshore Drive, Suite 304, Birmingham, Alabama 35209.

(7)
The beneficial ownership information set forth in this table regarding Christopher L. Doucet is based on a Schedule 13D filed with the SEC by Christopher L. Doucet, Suzette A. Doucet, Doucet Capital LLC, Doucet Asset Management, LLC and other reporting persons on June 10, 2014 stating that the reporting persons beneficially own 1,383,229 shares of the common stock through its holdings of common stock in their managed accounts and personal accounts as well as through holdings of convertible promissory notes in which it has discretion.

(8)	The address for Anthony J. Cantone is 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724.

(9)
The information set forth in this table regarding Mr. Cantone is based on a Form 4 filed with the SEC by Mr. Cantone on July 13, 2012, and other information known to the Company. Includes: (i) 201,831 shares of common stock held by Mr. Cantone; (ii) 269,266 shares of common stock held by affiliates of Mr. Cantone; (iii) 134,048 shares of common stock issuable upon conversion of a 2010 Note; (iv) 1,384,635 shares of common stock issuable upon conversion of a 2012 Note held by an affiliate of Mr. Cantone; (v) 938,338 shares of common stock issuable upon conversion of a 2010 Note held by an affiliate of Mr. Cantone; (vi) 218,640 shares of common stock issuable upon conversion of a 2012 Note held by Mr. Cantone; (vii) the Settlement Warrant held by an affiliate of Mr. Cantone to purchase 75,000 shares of common stock; (viii) a warrant held by an affiliate of Mr. Cantone to purchase 315,000 shares of common stock at an exercise price of $3.81 per share; (ix) a warrant held by an affiliate of Mr. Cantone to purchase 105,000 shares of common stock at an exercise price of $3.81 per share; and (x) 52,500 shares of common stock issued to Mr. Cantone in connection with his services as placement agent in the offer and placement of the 2012 Notes.

(10)	The address for Park City Capital, LLC is 12400 Coit Road, Suite 800, Dallas, Texas 75251.

(11)
The information set forth in this table regarding Park City is based on Amendment No. 2 to Schedule 13D filed with the SEC by Park City and other reporting persons on August 27, 2013, a Form 3 filed with the SEC by Park City, Mr. Fox and other reporting persons on October 15, 2013, and other information known to the Company. Park City Capital Offshore Master, Ltd. has sole voting and dispositive power with respect to 562,250 of the shares. Park City Special Opportunity Fund, Ltd. has sole voting and dispositive power with respect to 102,250 of the shares. CCM Opportunistic Partners, LP has sole voting and dispositive power with respect to 85,500 of the shares. Park City has sole voting and dispositive power with respect to 744,750 of the shares. PCC SOF GP, LLC has sole voting and dispositive power with respect to 102,250 of the shares. Michael J. Fox has sole voting and dispositive power with respect to 5,250 of the shares and shared voting and dispositive power with respect to 744,750 of the shares. CCM Opportunistic Advisors, LLC has sole voting power with respect to 85,500 of the shares. A. John Knapp, Jr. has shared voting and dispositive power with respect to 85,500 of the shares. Park City Capital Offshore Master, Ltd. has a convertible promissory note convertible into 222,222 shares of common stock at a conversion price of $4.50 per share. The convertible promissory note is subject to certain beneficial ownership limitations.

(12)
Includes: (i) 938,035 shares of common stock held directly by Connie B. Brogdon (his spouse); (ii) 221,296 shares of common stock held by Christopher Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share; (vi) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $5.71 per share; and (vii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $6.67 per share.

(13)
Represents: (i) 23,331 shares of common stock issuable upon exercise of a Service Warrant at an exercise price of $5.90 per share which expires on May 15, 2023; (ii) 10,000 shares of common stock issuable upon exercise of an option at an exercise price of $4.34 per share; and (iii) options to purchase 5,556 shares of common stock at an exercise price of $4.06 per share.

(14)
Includes: (i) 5,250 shares held directly by Mr. Fox; (ii) 744,750 shares held by affiliates of Mr. Fox; (iii) options to purchase 10,834 shares of common stock held by Mr. Fox at an exercise price of $4.06 per share; and (iv) a convertible promissory note held by an affiliate of Mr. Fox convertible into 222,222 shares of common stock at a conversion price of $4.50 per share. The convertible promissory note beneficially owned by Mr. Fox is subject to certain beneficial ownership limitations.

(15)
Includes (i) warrants to purchase 275,625 shares of common stock at an exercise price of $3.75 per share; (ii) options to purchase 41,662 shares of common stock at an exercise price of $3.93 per share; (iii) options to purchase 41,662 shares of common stock at an exercise price of $4.90 per share; and (iv) options to purchase 11,574 shares of common stock at an exercise price of $4.06 per share.

(16)
Includes: (i) 926 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.04 per share which expires on November 16, 2017; (ii) 926 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.93 per share which expires on November 16, 2017; (iii) 926 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $2.57 per share which expires on November 16, 2017; (iv) 926 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $3.43 per share which expires on November 16, 2017; (v) 10,500 shares of common stock issuable upon exercise of an option with an exercise price of $4.11 per share; and (vi) options to purchase 13,334 shares of common stock at an exercise price of $4.06 per share.

(17)
Includes: (i) 5,151 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.04 per share which expires on November 16, 2017; (ii) 5,151 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.93 per share which expires on November 16, 2017; (iii) 5,152 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $2.57 per share which expires on November 16, 2017; (iv) 5,152 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $3.43 per share which expires on November 16, 2017; (v) 10,500 shares of common stock issuable upon exercise of an option with an exercise price of $4.11 per share; (vi) 4,861 shares of common stock issuable upon exercise of an option with an exercise price of $1.30 per share; and and (vii) options to purchase 13,334 shares of common stock at an exercise price of $4.06 per share.

(18)
Includes: (i) options to purchase 6,945 shares of common stock at an exercise price of $4.06 per share; (ii) warrants to purchase 69,993 shares of common stock at an exercise price of $3.93 per share; and (iii) warrants to purchase 34,996 shares of common stock at an exercise price of $4.58 per share.

(19)
Includes: (i) 10,150 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.04 per share which expires on November 16, 2017; (ii) 10,150 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.93 per share which expires on November 16, 2017; (iii) 10,150 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $2.57 per share which expires on November 16, 2017; (iv) 10,150 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $3.43 per share which expires on November 16, 2017; (v) 10,500 shares of common stock issuable upon exercise of an option with an exercise price of $4.11 per share; (vi) 4,861 shares of common stock issuable upon exercise of an option with an exercise price of $1.30 per share; and (vii) options to purchase 13,334 shares of common stock at an exercise price of $4.06 per share.

(20)
Includes: (i) 109,472 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.04 per share which expires on November 16, 2017; (ii) 109,472 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $1.93 per share which expires on November 16, 2017; (iii) 109,473 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $2.57 per share which expires on November 16, 2017; (iv) 109,473 shares of common stock issuable upon exercise of a Service Warrant with an exercise price of $3.43 per share which expires on November 16, 2017; and (v) options to purchase 10,889 shares of common stock at an exercise price of $4.06 per share;

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish to us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during fiscal 2013 except that: (i) Mr. Sturtz filed one late report with one late transaction; (ii) Mr. Gentry filed one late report with two late transactions; (iii) Mr. Fleming filed one late report with one late transaction; and (iv) Mr. Fox filed his Form 3 late.
ADDITIONAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board of Directors and management do not currently intend to bring before the Annual Meeting any matters other than those discussed in this proxy statement, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of shareholders properly come before the Annual Meeting, the Proxy Holders intends to exercise the discretionary authority conferred by the proxies and vote the shares represented thereby in respect of any such other matter or business in accordance with their discretion.

2013 Annual Report
Consolidated financial statements for AdCare Health Systems, Inc. are included in the 2013 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. A copy of the 2013 Annual Report (excluding exhibits) also will be furnished, without charge, by writing to the Corporate Secretary, 1145 Hembree Road, Roswell, Georgia 30076. The 2013 Annual Report is also available on the Investors page of our website at www.adcarehealth.com as well as at www.cstproxy.com/adcarehealth/2014.
Shareholder Proposals for Inclusion in the 2015 Proxy Statement
If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Shareholders to be held in 2015 (the “2015 Annual Meeting of Shareholders”), then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on February 27, 2015, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 1145 Hembree Road, Roswell, Georgia 30076.
Procedures for Business Matters and Director Nominations for Consideration at the 2015 Annual Meeting of Shareholders
Section 2.15 of our Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board of Directors at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2015 Annual Meeting of Shareholders.

Notice Requirements for Shareholder Proposals (Excluding Director Nominations)
Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:

(i)
the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);

(ii)
the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;

(iv)
a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;

(vi)
a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)
a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the

Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)
any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board of Directors reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Notice Requirements for Director Nominations
Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.
Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nomine, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.

The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.
Notice Deadlines
Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board of Directors at the 2015 Annual Meeting of Shareholders, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at the our principal executive offices, located at 1145 Hembree Road, Roswell, Georgia 30076 no earlier than February 27, 2015 and not later than March 29, 2015.

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 8, 2014

The undersigned shareholder of AdCare Health Systems, Inc. (the “Company”) hereby constitutes and appoints David A. Tenwick and Ronald W. Fleming, and each of them individually, each with full power of substitution and resubstitution, to vote the number of shares of the Company’s common stock which the undersigned would be entitled to vote if personally present at the Company’s 2014 Annual Meeting of Shareholders to be held on Friday, August 8, 2014, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia, at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, upon the proposals described in the Notice of 2014 Annual Meeting of Shareholders and Proxy Statement, the receipt of which is acknowledged, in the manner specified below. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournment or postponement of the Annual Meeting and on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote “FOR” Proposals 1 and 2.

1.
To elect the two director nominees listed below as Class I directors to serve until the Annual Meeting of Shareholders to be held in 2017, or until their successors are duly elected and qualified or until their earlier death, resignation or removal (“Proposal 1”).

	01 - Christopher F. Brogdon Class I (Three-Year Term)		For ☐	Withhold☐
	02 - Michael J. Fox Class I (Three-Year Term)		For ☐	Withhold☐

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (“Proposal 2”).	For ☐	Against☐	Abstain☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted “FOR”

the election of the director nominees named in Proposal 1 and “FOR” Proposal 2 relating to the ratification of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2014, and in the discretion of the proxies as to any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Print Name(s):

Signature:

Signature If
Held Jointly:

Dated:        , 2014